For more information contact:               For more information contact:

ALLTEL                                      360 Communications Company

Shawne S. Leach (501) 905-8991              Linda Wait (773) 399-2284
Vice President-Investor Relations           Director-Investor Relations

George S. Smith (501) 905-8117              Margaret Kirch Cohen (773) 399-2385
Vice President-Media Services               Director-Corporate Communications

Release date:                   June 23, 1998


                    SHAREHOLDERS APPROVE ALLTEL-360 MERGER

FOR IMMEDIATE RELEASE
     ALLTEL and 360 Communications Company announced today that, at special meetings held June 23 in Little Rock, Ark., and in Chicago, shareholders of both companies approved the merger of the two companies. The Federal Communications Commission approved the transaction June 22.
     The companies expect to complete the merger effective July 1.
     The combined company is one of the largest independent wireless carriers in the country and has a dominant presence in the Southeast United States. It will utilize an integrated network and operational infrastructure to deliver a full set of communication services to its 5.6 million communications customers in 22 states.
     360 Communications, which had revenues of $1.3 billion in 1997, provides wireless voice and data services to 2.6 million customers in more than 100 markets throughout 15 states. The company also offers residential long distance and paging services.
     ALLTEL is a customer-focused, information technology company that provides wireline and wireless communications and information services.

ALLTEL, NYSE: AT
www.alltel.com

360, NYSE: X0
www.360.com

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